CERTIFICATE OF INCORPORATION

                          CERTIFICATE OF INCORPORATION

                                       OF

                           VIRILITEC INDUSTRIES, INC.


                              * * * * * * * * * * *

                  The undersigned, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST: The name of the corporation (hereinafter referred to as the "Corporation") is

                           Virilitec Industries, Inc.

         SECOND: The address, including street, number, city and county, of the Corporation's initial registered office in the State of Delaware is 1209 Orange Stret, Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The Corporation shall be authorized to issue 20,000,000 shares of common stock, with a par value of $.0001 per share.

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         FIFTH:  The name and the mailing  address of the sole  incorporator  is
Irving  Rothstein,  292 Madison  Avenue,  20th Floor,  New York, New York 10017.

         SIXTH:  The Corporation is to have perpetual  existence.

         SEVENTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation. Election of directors need not be by written ballot, unless otherwise required by the Corporation's By-Laws.

         EIGHTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         NINTH:  The  Corporation  shall,  to the fullest  extent  permitted  by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said

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Section,  and the  indemnification  provided  for  herein  shall  not be  deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrator of such a person.

         TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Tenth.

         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, hereby declares and certifies that this is my act and deed and the facts herein stated are true and accordingly has executed, signed and acknowledged this Certificate of Incorporation this 11th day of August, 1998.



                                                 /s/ IRVING ROTHSTEIN
                                                 Irving Rothstein, Incorporator